Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-07255, 333-30324, 333-118312 and 333-157504) of Chesapeake Energy Corporation of our report dated June 28, 2010 relating to the financial statements and supplemental schedules of Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

June 28, 2010